Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of December 1996
Distribution Date of January 15, 1997

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $29,156,630.51
Beginning Pool Factor                       0.0870341

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $3,024,849.02
  Interest Collected                      $215,735.73

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $108,599.19
Total Additional Deposits                 $108,599.19

Repos/Chargeoffs                              $740.55
Aggregate Number of Notes Charged Off              26

Total Available Funds                   $3,303,230.30

Ending Pool Balance                    $26,176,994.58
Ending Pool Factor                          0.0781397

Servicing Fee                              $24,297.19

Repayment of Servicer Advances             $45,953.64

Reserve Account:
  Beginning Balance                     $6,729,432.19
  Target Percentage                              7.50%
  Target Balance                        $1,963,274.59
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(29,381.23)
  Ending Balance                        $6,700,050.96

Current Weighted Average APR:                   8.507%
Current Weighted Average
   Remaining Term (months):                     13.52

                                             Dollars      Notes
Delinquencies:
  Installments:
     1-30 days                             379,879.08      341
    31-60 days                              72,206.30       57
    60+ days                                10,698.63       10

    Total                                  462,784.01      348

  Balances:  60+ days                       83,601.50       10

Memo Item - Reserve Account
  Prior Month                           $6,700,050.96
  Invest. Income                            29,381.23
    Beginning Balance                   $6,729,432.19

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of December 1996

                                                               NOTES
                                                       CLASS A-1
                                       TOTAL        (MONEY MARKET)    CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:               $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                  100.00%           95.50%           4.50%
 Turbo Percentages                                         100.00%            0.00%           0.00%
 Coupon                                                     3.475%           4.475%          4.800%

Beginning Pool Balance             $29,156,630.51
Ending Pool Balance                $26,176,994.58

Collected Principal                 $2,978,895.38
Collected Interest                    $215,735.73
Liquidation Proceeds/Recoveries       $108,599.19
Charge-Offs                               $740.55
Servicing                              $24,297.19

  Total Collections Available
    for Debt Service                $3,278,933.11

Beginning Balance                  $17,906,292.77            $0.00   $14,720,576.47   $3,185,716.30

Interest Due                           $67,638.35            $0.00       $54,895.48      $12,742.87
Interest Paid                          $67,638.35            $0.00       $54,895.48      $12,742.87
Principal Due                       $2,979,635.93            $0.00    $2,845,552.31     $134,083.62
Principal Paid                      $2,979,635.93            $0.00    $2,845,552.31     $134,083.62
Turbo Principal                             $0.00            $0.00            $0.00           $0.00

Ending Balance                     $14,926,656.84            $0.00   $11,875,024.16   $3,051,632.68
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                 0.0605942777    0.2602328271

Total Distributions                 $3,047,274.28            $0.00    $2,900,447.79     $146,826.49

Interest Shortfall                          $0.00            $0.00            $0.00           $0.00
Principal Shortfall                         $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00           $0.00

Excess Servicing                      $231,658.83

Beginning Reserve Account Balance   $6,729,432.19
(Release)/Draw                        $(29,381.23)
Ending Reserve Account Balance      $6,700,050.96

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of December 1996


Trigger Events: A) Loss Trigger
                B) Delinquency Trigger
                C) Noteholders Percent Trigger

                                  5              4               3             2               1
                               Aug 1996       Sep 1996        Oct 1996      Nov 1996        Dec 1996
Beg. Pool Balance         $41,075,940.61  $37,836,410.79  $35,082,641.40  $31,910,289.11  $29,156,630.51

A) Loss Trigger:
Principal of Contracts
  Charged off                $113,600.14         $724.85     $151,871.25      $10,589.58         $740.55
Recoveries                         $0.00      $27,912.85      $96,731.28      $86,019.31     $108,599.19

Total Charged off
  (Months 5,4,3)             $266,196.24
Total Recoveries
  (Months 3,2,1)              291,349.78
Net Loss/(Recoveries)
  for 3 Mos.               $  (25,153.54)(a)

Total Balance
  (Months 5,4,3)         $113,994,992.80(b)

Loss Ratio Annualized [(a/b)(12)] -0.2648%

Trigger:  Is Ratio> 1.5%              No

B) Delinquency Trigger:
   Balance delinquency 60+ days                              $228,393.91     $287,153.81      $83,601.50
   As a % of Beginning Pool Balance                             0.65102%        0.89988%        0.28673%
   Three Month Average                                          0.53213%        0.75459%        0.61254%

Trigger:  Is Average> 2.0%            No

C) Noteholders Percent Trigger:  2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%           No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer